Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated November 29, 2016 in the Registration Statement (Form N-1A) of Lattice Strategies Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 8 under the Securities Act of 1933 (Form N-1A No. 333-199089).

/s/ Ernst & Young LLP

New York, New York

March 28, 2017